UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2008

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

In connection with the proposed acquisition by Quicksilver Resources Inc. (“Quicksilver”) of certain producing, leasehold, royalty and midstream assets associated with the Barnett Shale formation in northern Tarrant and southern Denton counties of Texas (the “Barnett Shale Acquisition”), Quicksilver and its subsidiary, Quicksilver Resources Canada Inc. (“QR Canada” and, together with Quicksilver, the “Borrowers”), entered into the Fifth Amendment to Combined Credit Agreements, dated as of August 4, 2008, among the Borrowers and JPMorgan Chase Bank, N.A., BNP Paribas, Bank of America, N.A., Fortis Capital Corp., The Bank of Nova Scotia, Comerica Bank, The Royal Bank of Scotland plc, Calyon New York Branch, CIBC Inc., Compass Bank, Sterling Bank, Toronto Dominion (Texas) LLC, Société Générale, Deutsche Bank Trust Company Americas, BMO Capital Markets Financing, Inc., U.S. Bank National Association, Citibank, N.A., Union Bank of California, N.A., Wells Fargo Bank, N.A., Credit Suisse, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Toronto Branch, BNP Paribas (Canada), Bank of America, N.A. (by its Canada branch), Fortis Capital (Canada) Ltd., Deutsche Bank AG Canada Branch, Bank of Montreal, Citibank, N.A., Canadian Branch, Société Générale (Canada Branch), Union Bank of California, N.A., Canada Branch, Wells Fargo Financial Corporation Canada, Toronto Dominion Bank, Comerica Bank, Canada Branch, Canadian Imperial Bank of Commerce and Credit Suisse, Toronto Branch, as lenders and/or agents.  Effective as of the date of closing of the Barnett Shale Acquisition if certain conditions specified in the Fifth Amendment are satisfied, the Fifth Amendment amends the Combined Credit Agreements to, among other things:

•
permit, in connection with the Barnett Shale Acquisition, (i) Quicksilver to enter into a new senior secured second-lien term loan facility in an aggregate principal amount not to exceed $700 million (the “Term Loan Facility”) and (ii) certain of Quicksilver’s subsidiaries (the “Subsidiary Guarantors”) to guarantee the Term Loan Facility (the “Term Loan Guarantees”);

•
permit the Term Loan Facility and the Term Loan Guarantees to be secured by most of the oil and gas properties and other assets of Quicksilver and certain of its domestic subsidiaries, provided that liens on the collateral securing the Term Loan Facility will be junior and subordinate to the liens on the collateral securing the Combined Credit Agreements and the related subsidiary guarantees;

•	permit Quicksilver’s 8¼% Senior Notes due 2015 and the subsidiary guarantees of such notes to be secured equally and ratably with the Term Loan Facility and the Term Loan Guarantees;

•	increase the interest rate on borrowings under the Combined Credit Agreements for so long as the Term Loan Facility is outstanding; and

•	require compliance with additional covenants, including maintenance of a minimum adjusted proved PV-10 secured indebtedness ratio and a minimum adjusted proved PV-10 total indebtedness ratio.

The foregoing description is qualified in its entirety by reference to the full text of the Fifth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Quicksilver and Quicksilver’s affiliates in the ordinary course of business for fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description
10.1	Fifth Amendment to Combined Credit Agreements, dated as of August 4, 2008, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: August 5, 2008

Index to Exhibits

Exhibit Number	Description
10.1	Fifth Amendment to Combined Credit Agreements, dated as of August 4, 2008, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.